                                                                    EXHIBIT 10.4


                              SERVICES AGREEMENT



     THIS SERVICES AGREEMENT is made and entered into as of April 14, 1997 by and between MAXWELL SHOE COMPANY INC., a Delaware corporation ("Maxwell"), and
                                                                -------
SLJ RETAIL LLC, a Delaware limited liability company ( the "Company").
                                                            -------


                                   RECITALS
                                   --------

     A. The Butler Group Inc., a Delaware corporation ("Butler"), Maxwell and
                                                          ------
Maxwell Retail Inc., a Delaware corporation, are parties to a Contribution Agreement dated of even date herewith (the "Contribution Agreement"), pursuant
                                            ----------------------
to which the Company has been formed.

     B. Capitalized terms used in this Agreement and not otherwise defined herein will have the definitions set forth in the Contribution Agreement, unless otherwise clearly indicated to the contrary herein.

     C. Pursuant to the Contribution Agreement, Maxwell has agreed with Butler to enter into this Agreement with the Company, providing for certain services to be performed by Maxwell on behalf of the Company, supplementing and enabling the fulfillment by Maxwell Retail of its duties and responsibilities as Manager of the Company, under and subject to all of the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1.   Maxwell's Agreement to Provide Management Services.  The Company
          --------------------------------------------------
hereby engages Maxwell, and Maxwell hereby accepts such engagement, solely as an independent contractor, to provide the following management services to the Company and the Manager during the Term (as defined in Section 5 below):
                                                       ---------

     (a)  General Management Support to the Company.  Maxwell will provide such
          -----------------------------------------
general management support services to the Company as the Manager may at any time request in connection with the conduct of the business of the Company, including, without limitation, providing to the Company the benefit of Maxwell's experience and contacts in the women's footwear industry; providing to the Company the benefit of the personal involvement of Maxwell's senior management team to assist the Company in developing a long-term financial strategic plan for the Company and to provide insight and supervision at the senior management level and for the day-to-day business activities of the Company; assisting the Company in coordinating legal and accounting matters with professional firms selected by the Manager for use by the Company and providing such other ongoing general management services as the Company shall request.

     (b) General Management Support to the Manager. Maxwell will provide such
         -----------------------------------------
general management support services to the Manager as the Manager may at any time request in connection with the performance of its duties and responsibilities as Manager under the Operating Agreement, including, without limitation, providing to the Manager the means to perform any of such duties and responsibilities that the Manager is unable to perform by virtue of limitations on the Manager's own personnel.

     (c) Retail Advertising Services.  Maxwell will recommend and will assist
         ---------------------------
the Company in coordinating with an advertising agency to the Company that Maxwell believes to be qualified to develop and implement a retail advertising and promotion campaign for the S&L/JNY Products to be sold by the Company under the S&L/JNY Retail Store Concepts, including, without limitation, such local media advertising, point of sale and direct mail advertising and promotions as Maxwell believes to be reasonably necessary or appropriate in connection with the business to be conducted by the Company. The Company acknowledges that the advertising agency so recommended by Maxwell may also represent Maxwell in connection with Maxwell's wholesale and cooperative advertising. If such agency also represents Maxwell, Maxwell agrees to instruct such agency to account and bill separately for the Company's retail advertising campaign and Maxwell's ongoing wholesale and cooperative advertising campaign and, where shared economies are created, to allocate expenses between Maxwell and the Company on a reasonable basis.

     (d) Accessory Products.  Maxwell will advise the Company of any license
         ------------------
entered into by Sprague for the licensing of products (other than women's footwear) to be sold at wholesale, utilizing the Sam & Libby Trademarks and of a type that are suitable for sale by the Company as accessories in its Mall Specialty Footwear Stores or Retail Outlet Footwear Stores ("Accessory
                                                             ---------
Products").  If the Company desires to sell any of such Accessory Products
--------
through its Mall Specialty Footwear Stores or Retail Outlet Footwear Stores, Maxwell will use reasonable efforts to introduce the Company to the licensee under such license (a "Licensee"), and to assist the Company in arranging for
                       --------
the purchase by the Company of Accessory Products from such Licensee. In the event that the Company purchases Accessory Products from any such Licensee, Maxwell agrees that it will (or will cause Sprague to) rebate to the Company the amount of any royalty paid by such Licensee to Maxwell or Sprague with respect to Accessory Products purchased by the Company from such Licensee less any out
                                                                  ----
of pocket expenses incurred by Maxwell in connection with the licensing of the Sam & Libby Trademarks for such Accessory Products.

     (e) Other Services.  Maxwell will provide to the Company and the Manager
         --------------
such other services as the Company or the Manager may at any time reasonably request and which Maxwell at the time is reasonably able to perform in connection with the Company's conduct of its business and the Manager's discharge of its duties and responsibilities as Manager.

     2.   Maxwell's Agreement to Provide Sourcing Services.  The Company hereby
          ------------------------------------------------
engages Maxwell, and Maxwell hereby accepts such engagement, solely as an independent contractor, to provide the following sourcing services to the Company during the Term:

     (a)  Sourcing Manager.  Maxwell will serve as sourcing manager to provide,
          ----------------
at the request of the Company, for the sourcing and purchase of up to the Company's requirements of S&L/JNY Products manufactured in Brazil, Italy, the People's Republic of China, Spain and any other country from which Maxwell sources products from time to time in the conduct of its own wholesale footwear business, either through the Buying Agents, or directly with the Factories, as Maxwell shall determine in its discretion. The services to be provided by Maxwell under this Section 2 are non-exclusive, and the Company shall retain the
                   ---------
right to source S&L/JNY Products for its own account from factories, buying agents and selling agents that Maxwell does not utilize in sourcing product for its own wholesale footwear business and, in such instances, Maxwell shall not have any duties or responsibilities under this Section 2 with respect to such
                                               ---------
S&L/JNY Products.

     (b)  Specific Duties.  In fulfilling its duties and responsibilities under
          ---------------
paragraph (a) hereof, Maxwell will, among such other actions as shall reasonably be necessary or appropriate, (i) design S&L/JNY Products to be sold by the Company in Specialty Retail Footwear Stores and Retail Outlet Footwear Stores (some of which will be unique to the Company's retail footwear business and some of which may also be utilized by Maxwell in Maxwell's wholesale footwear business); (ii) designate Factories deemed by Maxwell in its discretion to be appropriate to manufacture S&L/JNY Products, as well as appropriate Buying Agents to facilitate the purchase and delivery of such S&L/JNY Products; (iii) negotiate on behalf of the Company with Factories and Selling Agents the design and quality specifications, price, payment and delivery terms (consistent with paragraph (d) below) for the purchase by the Company of S&L/JNY Products; (iv) deliver purchase orders on behalf of the Company to Factories, Buying Agents or Selling Agents, as appropriate, specifying the appropriate design and quality specifications, price, payment and delivery terms; and (v) negotiate with Factories on behalf of the Company to achieve reasonable adjustments with respect to any claims made by the Company with respect to any S&L/JNY Products that fail to meet the design and quality specifications, delivery dates or other terms set forth in the Company's purchase orders and to seek resolution of any such claims that cannot satisfactorily be resolved through negotiation.

     (c)  Supervisory Duties.  In addition to the duties set forth in paragraph
          ------------------
(b) above, Maxwell will take such actions as shall reasonably be necessary or appropriate to ensure that the Factories or Buying Agents, as appropriate, (i) inspect such samples of S&L/JNY Products sourced by Maxwell pursuant to this
Section 2 as are reasonably necessary to ensure that (A) such S&L/JNY Products
---------
conform to the design and quality specifications in the Company's purchase orders; (B) meet the requirements of all United States Government laws and regulations; (C) are packaged, labeled and invoiced in accordance with the instructions in the corresponding purchase orders and trade letters of credit covering such purchase orders; and (D) are packaged in a manner that will allow for safe transportation to the Company's stores or

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

warehouse; (ii) arrange for proper transportation of such S&L/JNY Products from the Factories directly to the Company or to the Company's freight forwarder in the nearest foreign port of embarkation; and (iii) assist in the preparation and forwarding of commercial invoices, packing lists, manufacturers' certificates and other documents required by the Company or by the trade letters of credit covering such purchase orders.

     (d) Terms.  Maxwell agrees that it will arrange for all S&L/JNY Products
         -----
sourced by Maxwell on behalf of the Company under this Section 2 to be invoiced
                                                       ---------
by the Factories at a price to the Company equal to the lowest price (including commissions to Buying Agents) at which S&L/JNY Products of comparable quality, for comparable quantities, at comparable times and on comparable payment terms are purchased by Maxwell for its own use in its wholesale footwear business.

     (e) Responsibility for Payment.  Each purchase order submitted by the
         --------------------------
Company (or submitted by Maxwell on behalf of the Company) pursuant to this
Section 2 will constitute a contract of purchase and sale directly between the
---------
Company, on the one hand, and the Factory on the other, and the Company shall be solely responsible for all payments due under each such purchase order including, but not limited to, the purchase price for the S&L/JNY Products ordered thereunder and any customs duties, taxes, freight charges, commissions payable to Buying Agents or other amounts payable in respect of such purchase order.

     (f) Audit Rights.  Maxwell shall prepare and maintain, and shall cause the
         ------------
Company to prepare and maintain, books of account and records in detail sufficient to verify Maxwell's compliance with the provisions of the first sentence of paragraph (d) above and Maxwell shall, on not less than a quarterly basis during the term of this Agreement, provide to the Company and Butler evidence of such compliance, in form and substance reasonably satisfactory to Butler. Additionally, the Company and Butler, acting through such representatives as either of them shall designate, shall have the right throughout the term of this Agreement and for ninety days thereafter, upon at least five days' prior written or oral notice, during regular business hours, to audit the books of account and records of Maxwell and to examine all other documents and materials in Maxwell's possession or control relating to this Agreement and Maxwell's performance hereunder. Maxwell shall maintain such books of account, records, documents and materials available for any such audit and inspection for at least one year after the end of each fiscal year of Maxwell or, in the case of the most recent fiscal year of Maxwell ending prior to the termination of this Agreement, for at least ninety days after the termination of this Agreement. Any audit and inspection performed by the Company or Butler under this paragraph (f) shall be solely at the expense of the party performing the same unless such audit and inspection discloses any material non-compliance by Maxwell with the terms and conditions of paragraph
(d) above, in which case Maxwell shall promptly reimburse the cost and expense of such audit and inspection to the party incurring the same.

     3.  Involvement by Maxwell Senior Management.  The Company acknowledges
         ----------------------------------------
and agrees that neither Maxwell nor any of Maxwell's officers or employees shall be required to devote full time and efforts to the duties of Maxwell specified in this Agreement, but instead shall devote only so much of their time and efforts as are reasonably necessary in the performance of the duties and responsibilities of Maxwell hereunder. Notwithstanding the foregoing, unless otherwise consented to by the Required Members, (a) Maxwell V. Blum and Mark J. Cocozza will each devote not less than 25% of his time to the business of the Company at all times during the Term, (b) James J. Tinagero will devote all or substantially all of his time to the business of the Company until the Company has employed a new chief executive officer as contemplated by Section 5.12(a) of the Contribution Agreement and such amount of his time as shall reasonably be necessary thereafter, and (c) such other senior managers of Maxwell and other employees of Maxwell shall devote such of their time as shall reasonably be necessary to furnish the services contemplated by Sections 1 and 2 hereof at all
                                     -------- -     -
times during the Term; provided, however, that Maxwell may substitute for the
                       --------  -------
officers of Maxwell specifically named in clauses (a) and (b) hereof the officers of Maxwell succeeding to their respective duties upon the death, disability, retirement or separation from employment of such officers for any other reason.

     4.  Fees for Services; Expenses.
         ---------------------------

     (a) In consideration of the services to be provided to the Company pursuant to Sections 1 and 2 of this Agreement, the Company will pay to Maxwell a fee in
   ----------     -
the amount of $500,000 per annum during the Term, payable quarterly in arrears in installments of $125,000 on each March 31, June 30, September 30 and December 31 (or, if different, on the date that corresponds to the last day of each fiscal quarter of the Company) during the Term (each such date, a "Payment
                                                                   -------
Date") and pro-rated for the actual number of days in any period less than a
----
full fiscal quarter; provided, however, that (i) any such installment that is
                     --------  -------
otherwise due and payable on any such Payment Date after the Closing Date and prior to the first anniversary of the Closing Date shall be deferred until and shall be due and payable on the first anniversary of the Closing Date; (ii) the obligation of the Company to pay such fee shall be deferred to the same extent as the obligation of the Company to pay interest on the Subordinated Loan is deferred pursuant to any subordination or intercreditor agreement entered into between Butler and the Senior Lender; and (iii) in the event that the interest on the Subordinated Loan is paid in part, but not in whole, such fee shall be paid only on a pro-rata basis, to the same extent as the proportionate amount of
               --------
interest so paid on the Subordinated Loan. In furtherance of clause (ii) above, Maxwell acknowledges that the fee provided for in this Section 4(a) is subject to the terms of the Intercreditor and Subordination Agreement, dated of even date herewith, among the Company, Maxwell and The First National Bank of Boston, as Agent.

     (b) Except as specifically set forth in Sections 5.3(b) and 5.7(b) of the Contribution Agreement, Maxwell shall not be obligated to make any advance to or for the account of the Company or to pay any sums or to incur any liability or obligation for the account of the Company in connection with the services to be provided by Maxwell under this Agreement.

     (c) The Company agrees to reimburse Maxwell for the travel and lodging expenses incurred by James J. Tinagero after the Closing Date in connection with the performance by Maxwell of its duties under Sections 1 and 2 of this
                                               -------- -     -
Agreement and to reimburse Maxwell for any incremental design expenses incurred by Maxwell under Section 2(b)(i) hereof in designing S&L/JNY Products that are
                 ---------------
unique to the Company's retail footwear business (and that are not also utilized by Maxwell in Maxwell's wholesale footwear business). All other expenses incurred by Maxwell in the performance of its duties under this Agreement shall be solely for the account of Maxwell, it being understood and agreed that the fees payable by the Company to Maxwell pursuant to Section (a) above are
                                                   -----------
intended to compensate Maxwell for any such expenses incurred hereunder.

     5.  Term.  This Agreement shall be effective from its date of execution,
         ----
as set forth above, and thereafter shall remain in effect for a term of five years (the "Term"), unless earlier terminated as provided in Section 9.
            ----                                             ---------

     6.  Status of Relationship.  Maxwell's relationship with the Company under
         ----------------------
this Agreement shall be solely that of an independent contractor, and nothing contained in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between the Company and Maxwell, (ii) to cause Maxwell to be responsible in any way for the debts, liabilities or obligations of the Company or any other party, or (iii) to give Maxwell the authority to bind or act for the Company in any respect, except as specifically set forth herein.

     7.  Code of Conduct.  In performing its duties and responsibilities under
         ---------------
this Agreement, Maxwell will at all times act honestly, in good faith and in the best interests of the Company and will comply with all applicable requirements of law. For so long as any Member having a Percentage Interest of 10% or more is an Affiliate of GE Capital, Maxwell will comply in all respects with the GE Integrity Policies (as defined in the Operating Agreement) and, at all times thereafter, Maxwell will comply with a code of conduct established by the Company substantially similar to the GE Integrity Policies. Additionally, in its dealings with Factories and Buying Agents pursuant to Section 2 of this
                                                          ---------
Agreement, Maxwell will use reasonable efforts to require that Factories located in China provide a manufacturer's certificate substantially similar to that customarily provided to Butler prior to the Closing Date, at the time of each shipment of S&L/JNY Products.

     8.  Relationship with Factories and Buying Agents.  Maxwell represents and
         ---------------------------------------------
warrants to the Company that (a) all of its dealings with the Factories, Selling Agents and Buying Agents pursuant to Section 2 of this Agreement are and will
                                     ---------
during the term of this Agreement be conducted entirely on an arms-length basis;
(b) at all times during the term of this Agreement it has and will have no ownership interest in, or any control of, or any financial interest in, any of the Factories producing S&L/JNY Products purchased through Maxwell hereunder, or any of the Buying Agents through whom any such orders are placed; and (c) it will not be paid any commissions with respect to the transactions contemplated hereby, and will not share in any such commissions or other sums payable to any Factories, Selling Agents or Buying Agent in connection with the S&L/JNY Products purchased by the Company under
Section 2 hereof.
---------

     9.  Termination.
         -----------

     (a) Termination by Mutual Agreement.  This Agreement may be terminated at
         -------------------------------
any time by the mutual agreement of Maxwell and the Company.

     (b) Termination by Maxwell or the Company.  Either Maxwell or the Company
         -------------------------------------
may terminate this Agreement, effective immediately upon giving the other party written notice of termination, if (i) the other party breaches or fails to perform any of the material terms or provisions of this Agreement in any material respect and such breach or failure is not curable or, if curable, is not cured within thirty (30) days after written notice thereof from the non-breaching party; (ii) the other party ceases, or admits its intention to cease, the conduct of its business in the ordinary course; (iii) Maxwell Retail no longer serves as Manager of the Company pursuant to the Operating Agreement; or
(iv) the Company has commenced liquidation or dissolution proceedings.

     10. General Provisions.
         ------------------

     (a) Assignment.  Neither this Agreement nor any of the rights, interests
         ----------
or obligations hereunder can be assigned or delegated by Maxwell or the Company without the prior written consent of the other.

     (b) Notices.  All notices that are required or may be given pursuant to
         -------
this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this
Section 10):
-----------


         If to Maxwell:
         -------------

               Maxwell Shoe Company Inc.
               101 Sprague Street
               Hyde Park, Massachusetts 02136
               (or, if by mail, P. O. Box 37
               Readville, Massachusetts 02137)
               Attention:     James J. Tinagero
               Facsimile:     (617) 364-9058

         With a copy to:
         --------------

               Gibson, Dunn & Crutcher LLP

               333 South Grand Avenue
               Los Angeles, California 90071-3197
               Attention:  Jonathan K. Layne, Esq.
               Facsimile:  (213) 229-7520

         If to the Company:
         -----------------

               SLJ Retail LLC
               400 Technology Court
               Suite F
               Smyrna, Georgia 30082
               Attention: President
               Facsimile: (770) 801-0075

         With copies to:
         --------------

               GE Capital Equity Capital Group, Inc.
               260 Long Ridge Road
               Stamford, Connecticut 06927
               Attention: William R. Kraus
               Facsimile: (203) 357-3945

               and

               General Electric Capital Corporation
               260 Long Ridge Road
               Stamford, Connecticut  06927
               Attention:  Counsel -- Equity Capital Group
               Facsimile:  (203) 357-3047

               and

               King & Spalding
               191 Peachtree Street
               Atlanta, Georgia 30303-1763
               Attention: John Hays Mershon, Esq.
               Facsimile: (404) 572-5149

Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or sent by telecopy or, if mailed, when actually received.

     (c) Binding Effect.  This Agreement will be binding upon and inure to the
         --------------
benefit of the parties hereto and their successors, legal representatives, and permitted assigns.

     (d) Third Party Beneficiaries.  This Agreement is made solely and
         -------------------------
specifically between and for the benefit of the parties hereto, the Members from time to time of the Company as third party beneficiaries of the rights of the Company hereunder and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns. Except for such parties, such Members as third party beneficiaries and their respective successors and assigns, no other Person whatsoever will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

     (e) Waiver.  No failure by any party to insist upon the strict performance
         ------
of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof will constitute waiver of any such breach or any other covenant, duty, agreement, or condition.

     (f) Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, all of which together will constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

     (g) Entire Agreement.  This Agreement contains the entire understanding of
         ----------------
the parties relating to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. This Agreement cannot be terminated, modified or amended by the Company except in accordance with Section 7.5 of the Operating Agreement, and then only in writing signed by the party against whom enforcement is sought.

     (h) Governing Law.  This Agreement will be governed by and construed and
         -------------
interpreted in accordance with the laws of the State of New York applicable to contracts made and to be performed in that State.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first above written.

                                     MAXWELL SHOE COMPANY INC.


                                         /s/ James J. Tinagero
                                     By:________________________
                                        James J. Tinagero
                                        Executive Vice President

                                     SLJ RETAIL LLC

                                     By: MAXWELL RETAIL INC., its Manager



                                     By:/s/ James J. Tinagero
                                        ________________________________
                                        James J. Tinagero
                                        Chairman